SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [   ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                  Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant
     to Rule 14a-11(c) or Rule 14a-12

                                   Labtec Inc.
                 ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.Title of each class of securities to which transaction applies:

                -----------------------------------------------

         2.Aggregate number of securities to which transaction applies:

                 ----------------------------------------------

         3.Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ----------------------------------------------

               4.Proposed maximum aggregate value of transaction:


                 ----------------------------------------------

                           5.Total fee paid:

                 ----------------------------------------------


[   ]    Fee paid previously with preliminary materials.

[   ]    Check  box if  any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                            1.Amount Previously Paid:

                 ----------------------------------------------

                 2.Form, Schedule or Registration Statement No.:

                 ----------------------------------------------

                                 3.Filing Party:

                 ----------------------------------------------

                                  4.Date Filed:

                 ----------------------------------------------

                           [Letterhead of Labtec Inc.]



                                                              November 18, 1999


Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders to be held at the offices of Labtec Inc., 1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington on Wednesday, November 24, 1999 at 8:00 A.M., local time. The matters to be acted upon at that meeting are set forth and described in the Notice of Special Meeting and Proxy Statement which accompany this letter. We request that you read these documents carefully.

         We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote. Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Special Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.


                                             Sincerely,

                                             ROBERT G. WICK
                                             President




IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

                                   LABTEC INC.
                           1499 S.E. TECH CENTER PLACE
                                    SUITE 350
                           VANCOUVER, WASHINGTON 98683
                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 24, 1999


To the Stockholders of Labtec Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Labtec Inc., a Massachusetts corporation (the "Company"), will be held at the offices of the Company, 1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington on Wednesday, November 24, 1999 at 8:00 A.M., local time, for the following purposes:

         1. To approve an amendment of the Company's Restated Articles of Organization, as amended (the "Restated Articles of Organization"), in order to effect a one-for-two reverse split of the Company's Common Stock; and

         2. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

         The close of business on October 25, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.


                                      By Order of the Board of Directors,


                                      RODGER R. KROUSE
                                      Clerk

Vancouver, Washington
November 18, 1999

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                   LABTEC INC.
                           1499 S.E. TECH CENTER PLACE
                                    SUITE 350
                           VANCOUVER, WASHINGTON 98683
                              --------------------

                                 PROXY STATEMENT
                              --------------------


         This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), of Labtec Inc. (the "Company") in connection with the solicitation by and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at a Special Meeting of Stockholders (the "Meeting") to be held on Wednesday, November 24, 1999, at 8:00 A.M., local time, at the offices of the Company, 1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, this Proxy Statement and Proxies is to be borne by the Company. The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. The approximate mailing date of this Proxy Statement is November 18, 1999.

         Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for approval of an amendment of the Company's Restated Articles of Organization to effect a one-for-two reverse split of the Company's Common Stock (the "Reverse Split Proposal").

         A Proxy may be revoked by a stockholder at any time before its exercise by filing with Rodger R. Krouse, the Clerk of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

         The close of business on October 25, 1999 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were [7,508,861] shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

         A majority in interest of the outstanding Common Stock represented at the Meeting in person or by proxy is required to constitute a quorum for the transaction of business. Shares represented by Proxies which contain one or more abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

                          SECURITY HOLDINGS OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Common Stock as of October 15, 1999 by (i) persons known by the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each other executive officer whose annual cash compensation for 1998 exceeded $100,000 and (iv) all directors and executive officers as a group.

                                                                                                PERCENTAGE
                                                                       SHARES BENEFICIALLY     BENEFICIALLY
BENEFICIAL OWNER (1)                                                        OWNED (2)              OWNED
--------------------                                                   -------------------     ------------
5% STOCKHOLDERS
Sun Multimedia Partners, L.P. .......................................      3,575,825               47.6%
            5355 Town Center Road
            Suite 802
            Boca Raton, FL  33486
Dennis T. Gain (3)...................................................        455,082                6.0%
            30 Boren Lane
            Boxford, MA  01921

OTHER DIRECTORS

Rodger R. Krouse (4).................................................      3,575,825               47.6%
Marc J. Leder (4)....................................................      3,575,825               47.6%
J. Grant Jagelman (5)................................................        195,656                2.6%
            Level 8 139 Macquarie St.
            Sydney, NSW 2000 Australia
Jonathan Stearns (6).................................................        184,769                2.5%
George R. Rea (7)....................................................         29,666                  *
Patrick J. Sullivan (7)..............................................         26,665                  *
Julian Rubinstein....................................................             --                 --
Bradley A. Krouse....................................................             --                 --
Joseph Pretlow.......................................................             --                 --
Geoffrey Rehnert.....................................................             --                 --
Robert G. Wick.......................................................             --                 --
Marc Wolpow..........................................................             --                 --

EXECUTIVE OFFICERS

Gregory Jones (8)....................................................         37,971                  *

All directors and executive officers as a group                            4,505,634               59.0%
(14 persons) (9).....................................................
----------------
*        Less than one percent.

(1) Except as otherwise indicated, the address of each individual listed is c/o Labtec Inc., 1499 S.E. Tech Center Place, Suite 350, Vancouver, WA 98683.

(2) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Includes shares of Common Stock underlying currently exercisable stock options. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3) Includes (i) 349,197 shares held by the Gain Family Trust, a trust for the benefit of certain members of the family of Dennis T. Gain and of which Mr. Gain is the sole trustee, (ii) 23,332 shares of Common Stock issuable upon exercise of currently exercisable options, (iii) 24,667 shares held by Mr. Gain's wife and children and (iv) 12,533 shares held by the Gain New Zealand Trust of which Mr. Gain is a Trustee.

(4) Messrs. Leder and Krouse each own 50% of Sun Multimedia Advisors, Inc., the general partner of Sun Multimedia Partners, L.P. Mr. Leder and Mr. Krouse disclaim beneficial ownership of the shares held by Sun Multimedia Partners, L.P., except to the extent of their pecuniary interests.

(5) Includes (i) 9,132 shares held by the Group Superannuation Fund, an Australian retirement trust of which Mr. Jagelman holds a 100% interest;
     (ii) 13,541 shares of Common Stock held by Mr. Jagelman's wife, children and mother-in-law; and (iii) 22,665 shares of Common Stock issuable upon exercise of currently exercisable options.

(6) Consists of shares held by The KB Mezzanine Fund II, L.P. ("KB"). Equinox Investment Partners, L.L.C. ("Equinox") is the general partner of EIPCP, L.P. ("EIPCP") and EIPCP is the general partner of KB. Mr. Stearns is a founding member and managing director of Equinox and thereby shares control of Equinox. He disclaims beneficial ownership of the shares held by KB, except to the extent of his pecuniary interest.

(7) Consists of shares of Common Stock issuable upon exercise of currently exercisable options.

(8) Includes 24,252 shares of Common Stock issuable upon exercise of currently exercisable options.

(9) Includes 48,997 shares of Common Stock issuable upon exercise of currently exercisable options granted under the Company's Amended and Restated 1993 Stock Option Plan, 23,331 shares of Common Stock issuable upon exercise of currently exercisable options granted under the Amended and Restated 1995 Director Stock Option Plan, 44,252 shares of Common Stock issuable upon exercise of currently exercisable options granted under the Company's Amended and Restated 1997 Stock Option Plan and 10,000 shares of Common
     Stock issuable upon exercise of currently exercisable options granted outside the Company's stock option plans.

                                   PROPOSAL 1
          TO APPROVE AN AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF
             ORGANIZATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE
                             COMPANY'S COMMON STOCK

GENERAL

         The Company's Board of Directors has unanimously adopted resolutions approving, and recommending that stockholders authorize, an Amendment of the Company's Restated Articles of Organization (the "Amendment") to (i) effect a one-for-two reverse split of the Company's outstanding shares of Common Stock (the "Reverse Split") and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

         If the Reverse Split is approved, the Board of Directors will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio of one New Share for each two Old Shares.

         In addition, the Board of Directors will have the authority to determine the exact timing of the effective date of the Reverse Split, which may be any time prior to September 30, 2000, without further stockholder approval. Such timing will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in and sustain compliance with the continued listing maintenance requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and other intended benefits of the Reverse Split to stockholders and the Company. See "--Purposes of the Reverse Split" below. The text of the proposed Amendment is set forth in Exhibit A to this Proxy Statement.

         The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split if, at any time prior to filing the Amendment with the Massachusetts Secretary of the Commonwealth, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected financial performance.

         The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT

         The Company's Common Stock is quoted on Nasdaq's National Market ("NNM"). In order for the Common Stock to continue to be quoted on the NNM, the Company and its Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, as such requirements pertain to the Company, the Company is required to maintain total assets and total revenue each of at least $50,000,000 and its Common Stock must:
(i) have at least 1.1 million shares held by persons other than officers and directors ("public float"); (ii) have an aggregate market value of public float of at least $15,000,000; (iii) must be held by at least 400 persons who own at least 100 shares ("round-lot holders"); and (iv) have a minimum bid price of at least $5.00 per share (the "Maintenance Standard").

         On July 9, 1999, the Company received a letter from Nasdaq advising it that the Company had not maintained requirements for continued listing as of March 31, 1999. The letter noted that if the Company is unable to demonstrate compliance with this requirement or provide Nasdaq with a plan for achieving compliance, Nasdaq would commence the delisting process (subject to the Company's right for a hearing and stay of the delisting during the hearing period). The Company understands that it is Nasdaq's position that an ability to demonstrate sustained compliance is required for continued listing. The principal purpose of the Reverse Split Proposal is to increase the market price of the Common Stock above the Nasdaq minimum bid price requirement of the Maintenance Standard. The Common Stock has closed between $3.75 per share and $4.66 per share since July 9, 1999. The Company believes that, if the Reverse Split is implemented, it would be in compliance with all of the requirements of the Maintenance Standard.

         Giving the Board of Directors authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from, stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to meet Nasdaq's listing maintenance criteria. Furthermore, the Company believes that maintaining the Company's NNM listing may provide the Company with a broader market for the Common Stock and facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage.

         There can be no assurance that, even after effectuating the Reverse Split, the Company will meet the minimum bid price under the Maintenance Standard and otherwise meet the requirements of Nasdaq for continued inclusion for trading on the NNM. If the Reverse Split Proposal is not approved by the stockholders at the Meeting and the minimum bid price does not otherwise rise above $5.00 per share it is highly likely that the Common Stock will cease to be listed and traded on the NNM. If the Reverse Split Proposal is approved by the stockholders but the Company nonetheless is unable to maintain all requirements for quoting on the NNM, the Company may apply to register its Common Stock for trading on the Nasdaq SmallCap Market, which market requires, among other things, that the Company have for continued listing: (i) net tangible assets of $2,000,000 or net income of $500,000 (two of the last three fiscal years) or market capitalization of $35,000,000; (ii) public float of $1,000,000; (iii) a minimum bid price of $1.00 per share; and (iv) 300 round-lot holders. Nasdaq may, at its sole discretion, waive any of such listing criteria.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         The following table illustrates the principal effects of the Reverse Split on the Company's Common Stock:

                                                    Prior to         After
                                                 Reverse Stock    Reverse Stock
Number of Shares                                     Split           Split
                                                 -------------    -------------

Authorized.....................................   25,000,000       25,000,000
Outstanding (1)................................    7,508,861        3,754,430
Available for Future Issuance..................   17,491,139       21,245,570

-----------------------------

(1) Gives effect to the Reverse Split as if it occurred on the Record Date, subject to adjustment resulting from the repurchase of fractional shares. Excludes, on a pre-Reverse Split basis, shares of Common Stock subject to outstanding options and shares of Common Stock available for the grant of future options under the Company's stock option plans. Upon effectiveness of the Reverse Split, each option would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Reverse Split divided by two at the exercise or conversion price in effect immediately prior to the Reverse Split multiplied by two.

         Stockholders should recognize that if the Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by two). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple of two or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Common Stock decline, the percentage decline may be greater than would result in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         If the Amendment is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Massachusetts Secretary of the Commonwealth at such time as the Board of Directors has determined the appropriate effective date for such split. The Board of Directors may delay effecting the Reverse Split until September 30, 2000 without resoliciting such stockholder approval. The Reverse Split will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected. The Company's transfer agent, American Stock Transfer & Trust Company, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company or the Exchange Agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

         No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by two will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in The Wall Street Journal, on the last trading day prior to the effective date of the Amendment (or if such price is not available, the average of the last bid and ask prices of the Common Stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

         Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

         The Reverse Split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fractional New Share). Cash payments in lieu of a fractional New Share should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below). Such gain or loss will be capital gain or loss with respect to a stockholder provided the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration and the payment is otherwise "not essentially equivalent to a dividend." For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction.

         The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting is necessary to approve the Amendment. Abstentions and broker non-votes with respect to the Amendment are not considered as votes cast with respect to that matter.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         The Company's By-laws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Co-Chairmen of the Board of Directors, the President, the Treasurer or the Clerk of the Company not less than 50 days nor more than 75 days before the meeting, unless less than 65 days' notice or prior public disclosure of the date of the meeting is given, in which case the stockholder's notice must be received within 15 days following the day on which such notice or disclosure of the date of the annual meeting was mailed or public disclosure was made. Such notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 2000 Annual Meeting of Stockholders and desires that it be considered for inclusion in the proxy statement and form of proxy, it must be received by the Company at 1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington 98683, Attention: Robert G. Wick, no later than July 27, 2000.

OTHER MATTERS

         Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the person named in the Proxy intends to vote thereon in accordance with his judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

         All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                      By Order of the Board of Directors,

                                      RODGER R. KROUSE
                                      Clerk

Vancouver, Washington
November 18, 1999

                                                                      EXHIBIT A


         The last two paragraphs of Article III of the Company's Restated Articles of Organization, as amended, are to be deleted in their entirety and the following is to be added immediately after the current first paragraph thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

                           "Upon the filing of these  Articles of Amendment with
                  the Massachusetts Secretary of the Commonwealth, each two (2) shares of Common Stock of the Corporation, $.01 par value per share (the "Common Stock"), issued and outstanding or held in the treasury of the Corporation shall be consolidated and combined into one (1) share of Common Stock. There shall be no fractional shares issued. Stockholders who otherwise would be entitled to receive fractional shares shall be entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in The Wall Street Journal, on the last trading day prior to the filing date of these Articles of Amendment (or if such price is not available, the average of the last bid and``
                  ask prices of the Common Stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein."

                                   PROXY CARD

PROXY                                                                     PROXY

                                   LABTEC INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


         The undersigned holder of Common Stock of LABTEC INC., revoking all proxies heretofore given, hereby constitutes and appoints RODGER R. KROUSE Proxy, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders to be held at the offices of Labtec Inc., 1499 S.E. Tech Center Place, Suite 350, Vancouver, Washington on Wednesday, November 24, 1999 at 8:00 A.M., local time, and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxy on any other matter that may properly come before the meeting or any adjournment thereof. Where no choice is specified, this Proxy will be voted FOR Proposal 1 as set forth below.

         PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


1. To approve an amendment of the Company's Restated Articles of Organization, as amended, in order to effect a one-for-two reverse split of the Company's Common Stock.

          |_|  FOR                  |_| AGAINST                |_| ABSTAIN

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

                         The shares  represented  by this proxy will be voted in
                    the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1 and in accordance with the discretion of the Proxy on such other matters as may properly come before the meeting.

                    Dated ________________________________________________, 1999
                    ____________________________________________________________
                    ____________________________________________________________
                                             Signature(s)
                    (Signature(s)  should  conform to names as  registered.  For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                                       PLEASE MARK AND SIGN ABOVE AND
                                          RETURN PROMPTLY